UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

WHITEHORSE FINANCE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	45-4247759
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

1450 Brickell Avenue, 31st Floor Miami, Florida	33131
(Address of Principal Executive Offices)	(Zip Code)

(305) 381-6999

(Registrant’s Telephone Number, Including Area Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
7.875% Notes due 2028	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-265864

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby consist of the 7.875% Notes due 2028 (the “Notes”) of WhiteHorse Finance, Inc., a Delaware corporation (the “Registrant”). The Notes are expected to be listed on The Nasdaq Global Select Market and to trade thereon within 30 days of the original issue date under the trading symbol “WHFCL”. As of August 24, 2023, the Registrant has sold and issued $30,000,000 in aggregate principal amount of the Notes and granted an overallotment option to purchase up to $4,500,000 in aggregate principal amount of the Notes, none of which has been exercised.

For a description of the Notes, reference is made to the information set forth under the headings “Specific Terms of the Notes and the Offering” and “Description of Our Notes” in the Registrant’s prospectus supplement dated August 17, 2023 and filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b)(2) under the Securities Act of 1933, as amended (the “Securities Act”). The prospectus supplement supplements the prospectus contained in the Registrant’s Registration Statement on Form N-2 (Registration No. 333-265864) (as amended from time to time, the “Registration Statement”), as initially filed with the Commission on June 27, 2022 under the Securities Act, and declared effective by the Commission on August 2, 2022. The foregoing descriptions are incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registrant’s prospectus included in the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated herein by reference.

Item 2. Exhibits.

Pursuant to the Instructions as to exhibits for registration statements on Form 8-A, the documents listed below are filed as exhibits to this Registration Statement:

Number	Exhibit
3.1	Form of Certificate of Incorporation (Incorporated by reference to Exhibit (a)(2) to the Registrant’s Pre-effective Amendment No. 1 to the Registration Statement on Form N-2 (File No. 333-183798), filed on September 25, 2012).

3.2	Second Amended and Restated Bylaws (Incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q, filed on November 14, 2022).

4.1	Indenture, dated as of November 13, 2018, by and between the Registrant and American Stock Transfer & Trust Company, LLC, as trustee (Incorporated by reference to Exhibit (d)(5) of Post-Effective Amendment No. 5 to Registration Statement on Form N-2 (File No. 333-217093), filed November 13, 2018).

4.2	First Supplemental Indenture dated as of November 13, 2018, between the Registrant and American Stock Transfer & Trust Company, LLC, trustee (Incorporated by reference to Exhibit (d)(6) to Post-Effective Amendment No. 5 to the Registrant’s Registration Statement on Form N-2 (File No. 333-217093) filed on November 13, 2018).

4.3	Second Supplemental Indenture, dated November 24, 2021, between WhiteHorse Finance, Inc. and American Stock Transfer & Trust Company, LLC, as trustee (Incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed on November 24, 2021).

4.4	Third Supplemental Indenture, dated August 24, 2023, between the Registrant and Equiniti Trust Company, LLC, as trustee (Incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K, filed on August 24, 2023).

4.5	Form of 7.875% Notes Due 2028 (included as part of Exhibit 4.4).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: August 24, 2023	WHITEHORSE FINANCE, INC.

	By:	/s/ Joyson C. Thomas
Joyson C. Thomas
Chief Financial Officer